EXHIBIT 4.1(e)


                                                  1SASM&F
                                              Draft No. 1

             FOURTH SUPPLEMENTAL INDENTURE

          This FOURTH SUPPLEMENTAL INDENTURE, dated as of
September __, 1998 (this "Supplemental Indenture"), is by and between SALTON SEA FUNDING CORPORATION, a Delaware corporation (the "Funding Corporation"), and CHASE
MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, a banking association organized under the federal laws of the United States of America, as Trustee (together with its successors in such capacity, the "Trustee").

                  W I T N E S S E T H:

          WHEREAS, the Funding Corporation and the Trust ee have entered into that certain Trust Indenture dated as of July 21, 1995 (as amended, modified or supplemented by that certain First Supplemental Indenture dated as of October 18, 1995, that certain Second Supplemental
Indenture dated as of June 20, 1996, that certain Third
Supplemental Indenture dated as of [______ __, ____] and this Supplemental Indenture, and as subsequently amended, modified or supplemented, the "Indenture") by and between the Funding Corporation and the Trustee;

          WHEREAS, the Funding Corporation has been formed for the sole purpose of issuing securities under the Indenture, as principal and as agent for the Guaran tors (as defined in the Indenture), and for entering into those transactions incidental thereto;

          WHEREAS, the Indenture provides that the terms thereof may be amended or supplemented from time to time by the Funding Corporation and the Trustee, without the consent of the Holders (as defined in the Indenture), pursuant to a supplemental indenture, for one or more of the purposes set forth in Section 8.1 of the Indenture, which purposes include, without limitation, to provide for the issuance of Additional Securities (as defined in the Indenture) on the conditions set forth in Section 2.3 of the Indenture;

          WHEREAS, the Funding Corporation has determined
to issue $278,900,000 principal amount of [    ]% Series
          F Senior Secured Notes due 2018 (the "Series F
Securities");
          WHEREAS, $83,550,000 of the proceeds of the Series F Securities will be loaned by the Funding
Corporation to the Salton Sea Guarantors (as defined in the Indenture) for the following purposes: (i) to finance the engineering, development, construction and start-up of Salton Sea Unit V (as defined in the Indenture); and (ii) to pay interest and other finance charges during construction of Salton Sea Unit V; and
(iii) to pay certain transaction costs incurred in connection with the issuance of the Series F Securities;

          WHEREAS, $195,450,000 of the proceeds of the Series F Securities will be loaned by the Funding
Corporation to the Partnership Guarantors (as defined in the Indenture) for the following purposes: (i) to finance the engineering, development, construction and start-up of the Zinc Project (as defined in the Indenture); (ii) to finance the engineering, development, construction and start-up of the Region 2/Turbo Project
(as defined in the Indenture); (iii) to finance the making of certain capital improvements to the existing
Salton Sea Projects (as defined in the Indenture) and the existing Partnership Projects (as defined in the Indenture); (iv) to pay interest and other finance charges during construction of the Zinc Project and the Region 2/Turbo Project; and (v) to pay certain transaction costs incurred in connection with the issuance of the Series F Securities; and

          WHEREAS, the execution and delivery of the Series F Securities and this Supplemental Indenture have been duly authorized and all things necessary to make the Series F Securities, when executed by the Funding Corpo ration and authenticated by the Trustee, valid and bind ing legal obligations of the Funding Corporation and to make this Supplemental Indenture a valid and binding agreement have been done.

          NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained and of the purchase of the Series F Securities by the Holders (as defined in the Indenture) thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Securities, as follows:

          SECTION 1.  Definitions.  Capitalized terms
used in this Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

          SECTION 2.  Series F Securities.

          (a) The Series F Securities to be issued under this Supplemental Indenture and the Indenture are hereby created. The Funding Corporation may issue the Series F
Securities, in the form of Exhibit A hereto, upon the execution of this Supplemental Indenture, and the Trustee shall, at the Funding Corporation's written request, authenticate the Series F Securities and deliver them as specified in the request.

          (b)  The Series F Securities shall be dated
September __, 1998, shall be issued in the aggregate
principal amount of $278,900,000, shall have a final
maturity date of [________ __], 2018 and bear interest at
a rate per annum of [     ]%; provided that, pursuant to
the terms and provisions of the Series F Registration
Rights Agreement, the interest rate of the Series F Secu rities shall be increased by [one half of one] percent
([0.50]%) per annum from and after the date that an "Illiquidity Event" (as defined in the Series F
Registration Rights Agreement) occurs, and shall accrue to but not including the date on which such Illiquidity
Event shall cease to exist. Notwithstanding that an Illiquidity Event may cease to exist, if a Registration
Statement (as defined in the Series F Registration Rights
Agreement) has not become effective within two (2) years after the initial issuance of the Series F Securities, such increased interest rate shall become permanent, pursuant to the terms and provisions of the Series F
Registration Rights Agreement. Notice of the occurrence and cessation of any Illiquidity Event and the date, if any, that a Registration Statement is declared effective shall be set forth in an Officer's Certificate of the Funding Corporation delivered to the Trustee and the Depositary Agent within ten (10) Business Days after the
Funding Corporation has obtained knowledge of such event.
If an Illiquidity Event occurs subsequent to any Record
Date, the Person entitled to receive the increased amount of interest payable as a result of such Illiquidity Event shall receive such additional interest on the Interest
Payment Date relating to the next subsequent Record Date.
Series F Securities subsequently issued pursuant to Sec tion 2.5(c) of the Indenture shall be dated as of the date of authentication thereof.

          (c)  The principal of, premium (if any) and
interest on the Series F Securities shall be payable in any coin or currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts.
Payment of principal of and interest on the Series F
Securities shall be made (i) by check or draft mailed on the Scheduled Payment Date therefor to the registered owner as of the close of business on the Record Date immediately preceding such Scheduled Payment Date, at his address as it appears on the registration books of the Trustee, or (ii) by wire transfer to such registered owner as of the close of business on such Record Date upon written notice of such wire transfer address in the continental United States given not less than fifteen
(15) days prior to such Record Date; provided, however, that if and to the extent that there shall be a default in the payment of the interest or principal due on such Scheduled Payment Date, such defaulted interest and/or principal shall be paid to the Holder in whose name any such Security is registered at the close of business on the day determined by the Trustee as provided in Section
2.4 of the Indenture.

          (d) Interest on the Series F Securities shall be paid in arrears on each May 30th and November 30th, commencing November 30, 1998 and concluding on the Final
Maturity Date for the Series F Securities. Interest on the Series F Securities shall be computed upon the basis of a 360-day year, consisting of twelve (12) thirty (30) day months.

          (e) Principal of the Series F Securities shall be paid in an amount, and on the Scheduled Payment Dates, as set forth with respect to the Series F Securities on
Schedule I hereto.

          (f)  The aggregate principal amount of the
Series F Securities that may be issued, authenticated and delivered under the Indenture is $278,900,000 (except for Securities issued, authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Series F Securities).

          (g) The Record Date for the determination of Holders to whom principal and interest is payable shall be as provided in Section 2.4 of the Indenture.

          (h) Series F Securities may be surrendered for registration of transfer or exchange as provided in
Section 2.5 of the Indenture. Notices and demands to or upon the Funding Corporation in respect of the Series F
Securities may be served as provided in Section 13.6 of the Indenture.

          (i) The Series F Securities may be redeemed, pro rata within such series, at the election of the Funding Corporation, as a whole or in part, at any time on any Business Day, subject to the conditions and at the Redemption Price (which will include a Series F Yield
Maintenance Premium) specified in the form of Series F
Security attached hereto as Exhibit A.

          (j)  The Funding Corporation may elect to
redeem the Series F Securities, pro rata within such series, as a whole or in part, at any time on any Business Day, at a redemption price equal to the principal amount thereof with interest on the principal amount thereof accrued through the Redemption Date, if Substantial Completion (without giving effect to the proviso to the definition thereof) of a New Project has not occurred by the Guaranteed Substantial Completion
Date for such New Project. Any such redemption shall cause Substantial Completion of such New Project to occur, notwithstanding the failure of such New Project to satisfy the conditions described in clauses (i) through
(v) of the definition of Substantial Completion, if, after giving effect to such redemption, (i) the minimum projected Debt Service Coverage Ratio (calculated using the Base Case Projections) for (a) the next four (4) consecutive fiscal quarters, commencing with the quarter in which such redemption is to occur, taken as one (1) annual period, and (b) each subsequent fiscal year until the Final Maturity Date for the Series F Securities, will not be less than 1.4 to 1.0, and (ii) the average projected Debt Service Coverage Ratio (calculated using the Base Case Projections) for all succeeding fiscal years until the Final Maturity Date for the Series F
Securities will not be less than 1.7 to 1.0, in each case as certified to the Trustee by an Authorized Officer of the Funding Corporation and confirmed by the [New
Project] Independent Engineer and, with respect to the Zinc Project, the Independent Zinc Market Consultant.

          (k) The Series F Securities shall be subject to mandatory redemption and shall be redeemed, ratably with each other series of Securities, as a whole or in part, prior to maturity, at a redemption price equal to the principal amount thereof with interest on the princi pal amount thereof accrued through the Redemption Date, as provided in Section 3.3 of the Indenture.

          (l)  The Series F Securities shall be redeemed,
pro rata within such series, as a whole or in part, prior
to maturity, at a redemption price equal to the principal
amount thereof with interest on the principal amount
thereof accrued through the Redemption Date, if the
Salton Sea Guarantors and the Partnership Guarantors
receive Total Performance Liquidated Damages of more than
$[INSERT DOLLAR AMOUNT EQUAL TO 2% OF SUM OF EPC CONTRACT
PRICES], in which case all Performance Liquidated Damages
received by the Salton Sea Guarantors and the Partnership
Guarantors shall be made available for such redemption,
subject to reduction by the amount of such Performance
Liquidated Damages used to pay costs associated with the
construction of any New Project in accordance with an
Approved Completion Plan.  Any redemption of Series F
Securities made in accordance with this clause (l) shall
be deemed an election by the Funding Corporation to
redeem Series F Securities in accordance with clause (j)
of this Section 2.  All monies received by the Trustee
from the Depositary Agent pursuant to Section [   ] of
the Depositary Agreement shall be deposited in the Mandatory Redemption Fund and applied by the Trustee to a pro rata redemption of the Series F Securities in accordance with this clause (l). The Redemption Date for any such redemption shall be any date, as selected by the Trustee, during the 90-day period following such receipt of monies by the Trustee.

          (m)  If Substantial Completion of any New
Project has not occurred by the Guaranteed Substantial
Completion Date for such New Project, or if any New
Project has been abandoned, in each case evidenced by the certifications specified in Section 5.21 of the Indenture and received by the Trustee, outstanding Series F Securi ties in an aggregate principal amount of (x) in the case of the Zinc Project, $122,500,000, (y) in the case of Salton Sea Unit V, $73,500,000, and (z) in the case of the Region 2/Turbo Project, $38,000,000, shall be re deemed prior to maturity at a redemption price equal to such principal amount, together with interest on such principal amount accrued through the Redemption Date;
provided that such redemption will not be required if the Funding Corporation and the Guarantors take such actions as the Rating Agencies require in order for the Rating
Agencies to confirm in writing that the Securities will maintain their Investment Grade Ratings notwithstanding the failure of such New Project to achieve Substantial
Completion by the Guaranteed Substantial Completion Date therefor or such abandonment, as the case may be, and the Rating Agencies issue such written confirmation. Upon notice by the Trustee to the Funding Corporation of mandatory redemption upon certification of the failure of a New Project to achieve Substantial Completion by the Guaranteed Substantial Completion Date therefor or of abandonment of a New Project, the Funding Corporation shall deposit with the Trustee an amount which equals the applicable principal amount of Series F Securities required to be redeemed, together with interest on such amount accrued through the Redemption Date. Any such moneys deposited with the Trustee shall be applied by the Trustee to the pro rata redemption of the Series F Securi ties pursuant to this clause (m). The Redemption Date for any such redemption shall be any date determined by the Trustee during the 90-day period following the date of the Trustee's receipt of the certifications required by Section 5.21 of the Indenture that the relevant New
Project has not been completed by the Guaranteed
Substantial Completion Date therefor or has been aban doned, as the case may be (taking into account the notice requirements set forth in Section 3.4 of the Indenture).

          (n) Restrictions and limitations on the trans fer or exchange of the Series F Securities shall be as provided in the Indenture and the form of Series F
Security attached hereto as Exhibit A.
          (o) The Funding Corporation has entered into the Series F Registration Rights Agreement, pursuant to which it has agreed to use its reasonable best efforts to file and have declared effective a registration statement with respect to an exchange offer to exchange the Series
F Securities for a series of securities substantially identical to the Series F Securities.

          (p) The Trustee shall act as Trustee, Custodi an, Registrar and Paying Agent for the Series F Securi ties, as and to the extent provided in the Indenture.

          (q) The Series F Securities shall be issuable in denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

          SECTION 3.  Amendments to Indenture.

          (a)  Section 2.5 of the Indenture is hereby
amended by deleting the current clause (j) of such Section and replacing it with the following new clause
(j):

               "(j) Any Securities which are presented to the Registrar for exchange pursuant to an Exchange
     Offer shall be exchanged for Exchange Securities of the same series and of equal principal amount upon surrender to the Registrar of the Securities to be exchanged; provided, however, that the Securities so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Funding Corporation and the Registrar, duly executed by the Holder thereof or its attorney who shall be duly authorized in writing to execute such document.
     Whenever any Securities are so surrendered for exchange, the Funding Corporation shall execute, and the Trustee shall authenticate and deliver to the Registrar, the same aggregate principal amount of Ex change Securities of the same series that have been surrendered."

          (b)  Section 2.11 of the Indenture is hereby
amended by (i) deleting the word "Initial" after the phrase "Net Proceeds of" in the title of such Section and
(ii) deleting the word "Initial" after the phrase "from the sale of the" in the text of such Section.

          (c)  Section 3.1 of the Indenture is hereby
amended by inserting the following sentence at the end of such Section:

     "The Series F Securities may be redeemed, pro rata within such series, at the election of the Funding Corporation, as a whole or in part, at any time on any Business Day, subject to the conditions and at the Redemption Price (which will include a Series F Yield Maintenance
     Premium) specified in the form of Series F
     Security attached as Exhibit A to that certain
     Fourth Supplemental Indenture dated as of September __, 1998, by and between the Funding
     Corporation and the Trustee."

          (d)  Section 4.9 of the Indenture is hereby
amended by deleting the phrase "the Partnership
Guarantors" after the phrase "including its ownership of 1% of" and replacing it with the terms "CEOC, VPC".

          (e)  Section 4.11 of the Indenture is hereby
amended by (i) inserting the word "not" after the phrase
"under which they were made, " in the second sentence of such Section and (ii) inserting the following sentence at the end of such Section:

     "Each of the Series F Preliminary Offering Circular and the Series F Final Offering Circular as of its date did not, and the Series F Final Offering
     Circular (as the same may have been amended or supplemented) as of the date of the issuance of the Series F Securities will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading."

          (f)  Article V of the Indenture is hereby
amended by inserting the following new Section 5.21 at the end of such Article:

               "SECTION 5.21  New Projects.  The Funding
     Corporation shall deliver to the Trustee, for each New Project, an Officer's Certificate containing customary assumptions and qualifications, substan tially in the form of Exhibit E attached hereto
     (which, in the case of (i) and (ii) below, will be confirmed as reasonable, based on the material pre sented therein (containing customary assumptions and qualifications), by the [New Project] Independent
     Engineer), on the earlier of (i) Substantial Com pletion of such New Project, certifying that Substantial Completion of such New Project has occurred, (ii) the Guaranteed Substantial Completion
     Date for such New Project, certifying that, as of such Guaranteed Substantial Completion Date, Substan tial Completion of such New Project has occurred or not occurred, as the case may be, and (iii) abandon ment of such New Project, certifying that such New
     Project has been abandoned. The Trustee may conclusively rely on such Officer's Certificate and confirmation of the [New Project] Independent
     Engineer without further investigation or inquiry."

          (g)  Section 5.2 of the Indenture is hereby
amended by inserting the following phrase after the phrase "shall furnish to the Trustee" in the introductory portion of such Section:

     " and, in the case of clauses (a) and (b) of this
     Section 5.2, the Rating Agencies and any Holder or any owner of a beneficial interest in a Global
     Security upon request (which request may indicate that it is a continuing request for such information until further notice from such owner of a beneficial interest in a Global Security to the contrary)".

          (h)  Section 5.4 of the Indenture is hereby
amended by (i) inserting the phrase " and the Partnership
Credit Agreement" after the phrase "insurance required pursuant to the Salton Sea Credit Agreement" in the first sentence of such Section, (ii) inserting the phrase " and the Partnership Guarantors" after the phrase "will cause the Salton Sea Guarantors" in the second sentence of such Section and (iii) inserting the phrase " and the Partnership Projects" after the phrase "relating to the Salton Sea Projects" in the second sentence of such Section.

          (i)  Section 6.1 of the Indenture is hereby
amended by (i) deleting the period (".") at the end of clause (l) of such Section and replacing it with a semicolon (";") followed by the word "or" and (ii) inserting the following clause at the end of such
Section:

          "(m) CalEnergy fails to perform or breaches any of its obligations under the Equity Commitment
     Agreement and such failure or breach continues for 15 days or more."

          (j) Section 6.1(i) of the Indenture is hereby amended by (i) deleting the word "or" before the phrase
"(iii) at least 51%" and (ii) inserting the following clause after the phrase "Voting Stock of Fish Lake":

     ", or (iv) at least 50% of the membership voting interests and economic interests in each of CalEnergy Minerals, Salton Sea Power and CE
     Turbo".

          (k) Section 7.1(e) of the Indenture is hereby amended by (i) deleting the word "Initial" after the phrase "percentage of Holders of" in clause (i) of the last sentence of such Section and (ii) deleting the word
"Initial" after the phrase "manner in which such Holders of" in clause (ii) of the last sentence of such Section.

          (l)  Section 11.12(a) of the Indenture is
hereby amended by (i) [replacing the delivery address following the phrase "for delivery by hand:" with the following delivery address:

     "[The Chase Manhattan Bank]
     [Corporate Teller]
     [55 Water Street, Room 234]
     [2nd Floor, North Building]
     [New York, New York [_____]]",]

and (ii) replacing the delivery address and contact person following the phrase "or for delivery by mail:"
with the following delivery address and contact person:

     "Chase Manhattan Bank and Trust Company, National
     Association
     101 California Street, #2725
     San Francisco, California 94111

     Attention:  Corporate Trust Department".

          (m)  Article XII of the Indenture is hereby
amended by inserting the following new Section 12.3 at the end of such Article:

               "SECTION 12.3  Information to Holders.
     With respect to the information and documents required to be delivered to the Trustee by the Funding Corporation pursuant to Rule 144A(d) under the Securities Act or pursuant to this Indenture, the Trustee shall deliver, at the expense of the Funding Corporation, any such documents and information (a) to each Holder and (b) to any beneficial holder of Securities who makes a request to the Trustee substantially in the form of Exhibit
     J-1 hereto (which request may indicate that it is a continuing request for such information until further notice from such owner of a beneficial interest in a Global Security to the contrary) for such documents or information. Upon request (which request may indicate that it is a continuing request for such information until further notice from such owner of a beneficial interest in a Global Security to the contrary) of any owner of a beneficial interest in a Global Security or a Holder of a certificated Security substantially in the form of Exhibit J-2 hereto, the Funding Corporation shall deliver all financial information required to be delivered pursuant to this Indenture directly to such owner of a beneficial interest in a Global
     Security or Holder. Further, upon request (which request may indicate that it is a continuing request for such information until further notice from such owner of a beneficial interest in a Global Security to the contrary) of any beneficial owner of $2,000,000 aggregate original principal amount or more of Securities, the Funding Corporation shall deliver all reasonable information regarding the payment of all taxes directly to such beneficial owner for informational purposes only; provided that the Funding Corporation shall make available for inspection by the holders of beneficial interests in the Securities or their agents at the principal executive office of the Funding Corporation, upon their request, reasonable information regarding the payment of all taxes."

          (n) Section 13.6(a) of the Indenture is hereby amended by replacing the delivery address and contact person following the word "Trustee:" with the following delivery address and contact person:

     "Chase Manhattan Bank and Trust Company, National
Association
     101 California Street, #2725
     San Francisco, California 94111
     Telephone:  (415) [_______]
     Fax:  (415) [_______]

     Attention:  Corporate Trust Department".

          (o) The Indenture is hereby amended by adding as Appendix A thereto the Base Case Projections attached as Appendix A hereto.

          (p) The Indenture is hereby amended by adding as Exhibit E thereto the form of Officer's Certificate attached as Exhibit B hereto.

          (q) The Indenture is hereby amended by adding as Exhibit F-1 and Exhibit F-2 thereto the forms of requests for information attached as Exhibit C-1 and Exhibit C-2 hereto, respectively.

          (r)       Exhibit A of the Indenture is hereby
amended by:

               (i)  deleting the definition of "Agency
Agreements" and inserting the following definition in lieu thereof:

               ""Agency Agreements" means:  (i) the
     separate Agency Agreements, each dated as of the Closing Date, between the Funding Corporation and each of SSBP, SSPG, Fish Lake, VPC, CEOC and the
     Royalty Guarantor; (ii) the Agency Agreement, dated as of June 20, 1996, among the Funding Corporation,
     San Felipe, BN/Geothermal, Niguel, Conejo, Leathers,
     Del Ranch, Elmore and Vulcan; and (iii) the Agency
     Agreement, dated as of September __, 1998, among the Funding Corporation, CalEnergy Minerals, Salton Sea
     Power and CE Turbo; in each case as amended or supplemented from time to time.";

               (ii) (A) deleting the word "and" after the term "Elmore" and replacing it with a comma (",") and (B) inserting the phrase ", CalEnergy Minerals and CE Turbo" after the word "Del Ranch", in each case in clause (b) of the definition of "Available Cash Flow";

               (iii)     deleting the definition of
"CEOC" and inserting the following definition in lieu thereof:

               ""CEOC" means CalEnergy Operating
     Corporation, a Delaware corporation.";

               (iv) deleting the name "Chemical Trust
Company of California" and replacing it with the name
"Chase Manhattan Bank and Trust Company, National
Association," in the definition of "Collateral Agent";

               (v)  (A) inserting the parenthetical "(if
any)" after the phrase "relevant Power Purchase
Agreement" and (B) inserting the phrase "or selling electricity or zinc into the market for such product" after the phrase "delivering electricity in accordance therewith", in each case in the definition of "Commercial
Operation";
               (vi) inserting the word "Agent" after the word "Depositary" in the definition of "Debt Service
Reserve Letter of Credit";

               (vii)     deleting the name "Chemical
Trust Company of California" and replacing it with the name "Chase Manhattan Bank and Trust Company, National
Association," in the definition of "Depositary Agent";

               (viii)    deleting the definition of
"Depositary Agreement" and inserting the following definition in lieu thereof:

               ""Depositary Agreement" means the Amended and Restated Deposit and Disbursement Agreement, dated as of September __, 1998, among the Funding
     Corporation, the Guarantors, the Collateral Agent and the Depositary Agent.";

               (ix) inserting the phrase ", the Equity
Commitment Agreement" after the term "Guarantees" in the definition of "Financing Documents";

               (x)  deleting the words "Salton Sea"
before the phrase "Guarantors, taken as a whole," in clause (i) of the definition of "Material Adverse
Effect";

               (xi) (A) inserting the phrase "or
membership" after the word "partnership" in clause (ii) and (B) inserting the phrase ", Zinc Construction Fund,
Region 2/Turbo Construction Fund, Construction Period
Debt Service Fund" after the term "Capital Expenditure
Fund" in clause (iii), in each case in the definition of "Partnership Collateral";

               (xii)     inserting the phrase ", as
amended, restated or supplemented from time to time in accordance with the terms thereof" after the term
"Partnership Guarantors" in the definition of "Partner ship Credit Agreement";

               (xiii)    (A) deleting the word "and"
before the phrase "(iv) the Deed of Trust" in clause
(iii) and (B) inserting the following clauses after the phrase "in favor of the Collateral Agent" in clause (iv), in each case in the definition of "Partnership Deed of Trust":

     ", (v) the Deed of Trust, Assignment of Rents,
     Security Agreement and Fixture Filing by CalEnergy
     Minerals in favor of the Collateral Agent and (vi) the Deed of Trust, Assignment of Rents, Security
     Agreement and Fixture Filing by CE Turbo in favor of the Collateral Agent";

               (xiv)     deleting the definition of
"Partnership Guarantee" and inserting the following definition in lieu thereof:

               ""Partnership Guarantee" means the Amended and Restated Partnership Secured Limited Guarantee, dated as of September __, 1998, by the Partnership
     Guarantors in favor of the Trustee and the Collateral Agent for the benefit of the Secured
     Parties and the Funding Corporation.";

               (xv) (A) deleting the word "and" after the term "Leathers" and replacing it with a comma (",") and
(B) inserting the phrase ", CalEnergy Minerals and CE
Turbo" after the term "Del Ranch", in each case in the definition of "Partnership Guarantors";

               (xvi)     (A) deleting the word "and"
before the phrase "(viii) the Partnership Interest Pledge
Agreement" in clause (vii) and replacing it with a comma
(",") and (B) inserting the following clauses after the term "Secured Parties" in clause (viii), in each case in the definition of "Partnership Guarantors Pledge
Agreement":

     ", (ix) the Stock Pledge Agreement by Magma pledging the stock of Minerals Corp., in favor of the Collateral Agent for the benefit of the Secured
     Parties, (x) the Stock Pledge Agreement by Magma pledging the stock of CE Salton Sea, in favor the Collateral Agent for the benefit of the Secured
     Parties, (xi) the Membership Interest Pledge
     Agreement by Magma and Minerals Corp. pledging the membership interests in CalEnergy Minerals, in favor of the Collateral Agent for the benefit of the Secured Parties, and (xi) the Membership Interest
     Pledge Agreement by Magma and CE Salton Sea pledging the membership interests in CE Turbo, in favor of the Collateral Agent for the benefit of the Secured
     Parties";

               (xvii)    (A) deleting the word "and"
after the term "Leathers" and replacing it with a comma
(",") and (B) inserting the phrase ", CalEnergy Minerals and CE Turbo" after the term "Vulcan", in each case in the definition of "Partnership Project Companies";

               (xviii)   (A) deleting the word "and"
after the phrase "the VPC Agreements" and replacing it with the a comma (",") and (B) inserting the phrase
", the Zinc Agreements and the Region 2/Turbo Agreements" after the phrase "the CEOC Agreements", in each case in the definition of "Partnership Project Documents";

               (xix)     (A) deleting the word "and"
after the phrase "the Del Ranch Project" and replacing it with a comma (",") and (B) inserting the phrase ", the Zinc Project and the Region 2/Turbo Project" after the phrase "the Leathers Project", in each case in the definition of "Partnership Projects";

               (xx) inserting the phrase "the Partnership
Deed of Trust, the Partnership Collateral Assignments," before the phrase "the Partnership Guarantors Security
Agreement" in the definition of "Partnership Security
Documents";

               (xxi)     inserting the phrase ", limited
liability company" after the word "partnership" in the definition of "Person";

               (xxii)    (A) inserting the term ", Salton
Sea Unit V" after the term "Salton Sea Unit IV" and (B) inserting the phrase ", Zinc Project, Region 2/Turbo
Project" after the term "East Mesa Project", in each case in the definition of "Projects";

               (xxiii)   deleting the definition of
"Registration Rights Agreement" and inserting the following definition in lieu thereof:

               ""Registration Rights Agreement" means:
     (i) the Exchange and Registration Rights Agreement, dated as of the Closing Date, between the Funding
     Corporation and the Initial Purchasers for the benefit of the Holders of the Initial Securities;
     (ii) the Exchange and Registration Rights Agreement, dated as of June 20, 1996, between the Funding
     Corporation and the initial purchaser named therein for the benefit of the Holders of the Series D and E
     Securities; and (iii) the Series F Registration
     Rights Agreement.";

               (xxiv)    inserting the phrase ", or any
similar legend set forth in any form of Security attached to a Supplemental Indenture" in the definition of "Restricted Security";

               (xxv)     (A) inserting the phrase "or
membership" after the word "partnership" in clause (iv) and (B) inserting the phrase "Salton Sea Unit V
Construction Fund, Construction Period Debt Service Fund" after the term "Expansion Fund" in clause (v), in each case in the definition of "Salton Sea Collateral";

               (xxvi)    deleting the definition of
"Salton Sea Collateral Assignments" and inserting the following definition in lieu thereof:

               ""Salton Sea Collateral Assignments"
     means:  (i) the Collateral Assignment (IID
     Agreements), dated as of the Closing Date, by SSPG in favor of the Collateral Agent for the benefit of the Secured Parties; (ii) the Collateral Assignment
     (SCE Agreements), dated as of the Closing Date, by SSPG in favor of the Collateral Agent for the benefit of the Secured Parties; (iii) the Collateral
     Assignment, dated as of the Closing Date, by SSBP, SSPG and Fish Lake in favor of the Collateral Agent for the benefit of the Secured Parties; (iv) the Collateral Assignment (IID Agreements), dated as of
     September __, 1998, by Salton Sea Power in favor of the Collateral Agent for the benefit of the Secured
     Parties; and (v) the Collateral Assignment (Other
     Unit V Project Documents), dated as of September __,
     1998, by Salton Sea Power in favor of the Collateral
     Agent.";

               (xxvii)   deleting the definition of
"Salton Sea Credit Agreement" and inserting the following definition in lieu thereof:

               ""Salton Sea Credit Agreement" means the
     Credit Agreement between the Funding Corporation and each of the Salton Sea Guarantors, as amended, restated or supplemented from time to time in accordance with the terms thereof."

               (xxviii) inserting the following phrase
after the phrase "in favor of the Collateral Agent" in the definition of "Salton Sea Deed of Trust":

     ", and the Deed of Trust, Assignment of Rents,
     Security Agreement and Fixture Filing, dated as of September __, 1998, by Salton Sea Power in favor of the Collateral Agent";

               (xxix) deleting the definition of "Salton
Sea Guarantee" and inserting the following definition in lieu thereof:

               ""Salton Sea Guarantee" means the Amended and Restated Salton Sea Secured Guarantee, dated as of September __, 1998, by the Salton Sea Guarantors in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties.";

               (xxx)     deleting the definition of
"Salton Sea Guarantors" and inserting the following definition in lieu thereof:

               ""Salton Sea Guarantors" means each of
     SSBP, SSPG, Fish Lake and Salton Sea Power.";

               (xxxi)    inserting the phrase ", the
Salton Sea Unit V Agreements" after the term "SSPG IV
Technology Transfer Agreement" in the definition of "Salton Sea Project Documents";

               (xxxii)   (A) deleting the word "and"
after the term "Salton Sea Unit III and replacing it with a comma (",") and (B) inserting the phrase ", and Salton
Sea Unit V" after the term "Salton Sea Unit IV", in each case in the definition of "Salton Sea Projects";

               (xxxiii) deleting the definition of
"Salton Sea Security Documents" and inserting the following definition in lieu thereof:

               ""Salton Sea Security Documents" means the
     Salton Sea Deed of Trust, the Salton Sea Collateral
     Assignments, the Salton Sea Guarantors Pledge Agree ments and all other Security Documents securing the obligations of the Salton Sea Guarantors under the Salton Sea Guarantee and the Salton Sea Project
     Note."

               (xxxiv) inserting the phrase ", the
Securities Account Control Agreement" after the term
"Depositary Agreement" in the definition of "Security
Documents";

               (xxxv) deleting the definition of
"Substantial Completion" and inserting the following definition in lieu thereof:

               ""Substantial Completion" of a Project
     means that (i) such Project is substantially complete in accordance with the construction con tracts therefor and all applicable laws and permits,
     (ii) all services and equipment required to be furnished by the contractors for such Project are substantially completed and all material equipment for such Project has been delivered and properly incorporated, (iii) all necessary performance and start-up testing and other pre-commissioning activi ties for such Project have been conducted, (iv) a punchlist of items to be finished or completed for such Project has been prepared, and (v) all events necessary to allow commercial operation of such Project to be declared have been met, in each case as confirmed by the Independent Engineer [or, in the case of a New Project, the New Project Independent
     Engineer]; provided, however, that Substantial
     Completion of a New Project shall be deemed to have occurred, notwithstanding such New Project's failure to satisfy the conditions set forth in clauses (i) through (v) above, if the Funding Corporation shall have redeemed an amount of Series F Securities sufficient to cause Substantial Completion of such New Project in accordance with Section 2(j) of the Fourth Supplemental Indenture, dated as of September
     __, 1998, between the Funding Corporation and the Trustee.";

               (xxxvi) inserting the phrase "or a
Partnership Project" after the term "Salton Sea Project" in the definition of "Title Event";

               (xxxvii) deleting the phrase "the Person named as "Trustee" in the Preamble of this Indenture" and replacing it with the name "Chase Manhattan Bank and Trust Company, National Association," in the definition of "Trustee";

               (xxxviii) deleting the definitions of
"Fish Lake Pledge Agreement", "Partnership Interest
Pledge Agreement" and "Salton Sea Partnership Interest
Pledge Agreement".

          (s)  Exhibit A to the Indenture is hereby
amended by inserting the following definitions in the appropriate alphabetical order:

          ""Approved Completion Plan" means a plan
(including budget and schedule) to construct and complete a New Project using liquidated damages payments and/or other funds available to the Funding Corporation and the relevant Guarantor (by borrowing or otherwise), which plan includes: (i) an Officer's
Certificate of the relevant Guarantor, confirmed (with customary assumptions and qualifications) as reasonable by the [New Project] Independent Engineer and, in the case of the Zinc Project, the Independent Zinc Market
Consultant, stating that (a) the funds available to the relevant Guarantor are reasonably expected to be sufficient to achieve Substantial Completion of such New
Project and (b) after achieving Substantial Completion,
(1) the minimum projected Debt Service Coverage Ratio
(calculated using the Base Case Projections) for (A) the next four (4) consecutive fiscal quarters, commencing with the quarter in which Substantial Completion of such New Project is to occur, taken as one (1) annual period, and (B) each subsequent fiscal year thereafter until the Final Maturity Date for the Series F Securities, will not be less than 1.4 to 1.0, and (2) the average projected
Debt Service Coverage Ratio (calculated using the Base
Case Projections) for all succeeding fiscal years until the Final Maturity Date for the Series F Securities will not be less than 1.7 to 1.0; or (ii) a confirmation from the Rating Agencies that the Securities will maintain their Investment Grade Ratings after achieving
Substantial Completion of such New Project in accordance with such plan."

          ""Approved Construction Budget and Schedule" means, for each New Project, the construction budget and schedule (containing customary assumptions and qualifications) prepared by the relevant Guarantor and confirmed as reasonable by the [New Project] Independent
Engineer as of September __, 1998, as may thereafter be amended in connection with an event of force majeure, an event of default or a change order under the EPC Contract for such New Project, provided that the [New Project]
Independent Engineer confirms as reasonable the certification of the relevant Guarantor that (a) such amendment could not reasonably be expected to result in a Material Adverse Effect and (b) the funds available to such Guarantor (from the relevant Construction Fund, under the Equity Commitment Agreement, from liquidated damages payments, from borrowings or otherwise) are reasonably expected to be sufficient to fund the costs of achieving Substantial Completion of such New Project."

          ""Base Case Projections" means the price projections attached as Appendix A hereto."

          ""CalEnergy Minerals" means CalEnergy Minerals
L.L.C., a Delaware limited liability company."

          ""CE Salton Sea" means CE Salton Sea Inc., a
Delaware corporation."

          ""CE Turbo" means CE Turbo LLC, a Delaware limited liability company."

          ""Construction Fund" means each of the Zinc
Construction Fund, the Salton Sea Unit V Construction
Fund and the Region 2/Turbo Construction Fund."

          ""Construction Period Debt Service Fund" means the fund of such name created under the Depositary
Agreement."

          ""DVC" means Desert Valley Company, a
California corporation."

          ""EPC Contract" means each of the Zinc EPC
Contract, the Salton Sea Unit V EPC Contract the Region
2/Turbo EPC Contract."

          ""EPC Contractor" means each of the Zinc EPC
Contractor, the Salton Sea Unit V EPC Contractor and the
Region 2/Turbo EPC Contractor."

          ""Equity Commitment Agreement" means the Equity
Commitment Agreement, dated as of September __, 1998, among CalEnergy, the Funding Corporation, CalEnergy
Minerals, Salton Sea Power, CE Turbo and the Collateral
Agent for the benefit of the Secured Parties."

          ""Guaranteed Substantial Completion Date" means
(i) with respect to the Zinc Project, July 31, 2001, (ii) with respect to Salton Sea Unit V, June 30, 2001, and
(iii) with respect to the Region 2/Turbo Project, January
31, 2001, in each case as may be amended pursuant to an Approved Completion Plan."

          ""Imperial Magma" means Imperial Magma, a
Nevada corporation."

          ""Independent Zinc Market Consultant" means
Resource Strategies International or another widely recognized Independent commodities market consulting firm or consultant retained as independent zinc market consultant by the Funding Corporation."

          ""Minerals Corp." means Salton Sea Minerals
Corp., a Delaware corporation."

          ""New Project" means each of the Zinc Project, Salton Sea Unit V and the Region 2/Turbo Project."

          [""New Project Independent Engineer" means
Duke/Fluor Daniel or another widely recognized
Independent engineering firm or engineer retained as independent engineer for the New Projects by the Funding
Corporation."]

          ""Partnership Collateral Assignments" means:
(i) the Collateral Assignment (IID Agreements), dated as of September __, 1998, by CalEnergy Minerals and CE Turbo in favor of the Collateral Agent for the benefit of the Secured Parties; (ii) the Collateral Assignment (Water
Supply Agreement), dated as of September __, 1998, by
CalEnergy Minerals in favor of the Collateral Agent for the benefit of the Secured Parties; and (iii) the Collateral Assignment (Other Partnership Project
Documents), dated as of September __, 1998, by CalEnergy
Minerals and CE Turbo in favor of the Collateral Agent for the benefit of the Secured Parties."

          ""Performance Liquidated Damages" means any liquidated damages payable by an EPC Contractor to one or more Guarantors pursuant to an EPC Contract as a consequence of a New Project's failure to meet the performance guarantees set forth in such EPC Contract."

          ""Region 2/Turbo Agreements" means,
collectively, the Region 2/Turbo Technology Transfer
Agreement, the Region 2/Turbo EPC Contract, the Region
2/Turbo EPC Guaranty, the Region 2/Turbo O&M Agreement, the Region 2/Turbo ASA, the Region 2/Turbo Plant
Connection Agreement, the Region 2/Turbo Transmission
Service Agreement, the Region 2/Turbo Construction
Agreement, the Region 2/Turbo Easements, [OTHERS] and any
Additional Project Document entered into by CE Turbo with respect to the Region 2/Turbo Project."

          ""Region 2/Turbo ASA" means the Turbo Expander
Administrative Services Agreement, dated as of September
__, 1998, between Magma and CE Turbo."

          ""Region 2/Turbo Construction Agreement" means the Construction Agreement for Turbo Expander Connection
Facilities, dated as of September __, 1998, between IID and CE Turbo."

          ""Region 2/Turbo Construction Fund" means the fund of such name created under the Depositary
Agreement."

          ""Region 2/Turbo Easements"" means (i) the
Reciprocal Easement Agreement, dated as of September __,
1998, among Del Ranch, Vulcan and CE Turbo, and (ii) the
Easement Agreement, dated as of September __, 1998, between Magma and CE Turbo."

          ""Region 2/Turbo EPC Contract" means the
Engineering, Procurement and Construction Contract, dated as of [________], 1998, between the Region 2/EPC
Contractor and CE Turbo."

          ""Region 2/Turbo EPC Contractor" means Stone &
Webster Engineering Corporation, a Massachusetts corporation."

          ""Region 2/Turbo EPC Guaranty" means the
Guaranty, dated as of September __, 1998, between Stone &
Webster Inc., a Delaware corporation, and CE Turbo."

          ""Region 2/Turbo O&M Agreement" means the Turbo
Expander Operating and Maintenance Agreement, dated as of September __, 1998, between CEOC and CE Turbo."

          ""Region 2/Turbo Plant Connection Agreement" means the Plant Connection Agreement for Turbo Expander, dated as of September __, 1998, between IID and CE Turbo."

          ""Region 2/Turbo Project" means (i) the upgrade of the brine systems at the [________] Projects and (ii) the 10 MW turbo expander 100% owned by CE Turbo, located in the Salton Sea Known Geothermal Resource Area."

          ""Region 2/Turbo Technology Transfer Agreement" means the Turbo Expander Technology Transfer Agreement, dated as of September __, 1998, between Magma and CE
Turbo."

          ""Region 2/Turbo Transmission Service
Agreement" means the Transmission Service Agreement for
Turbo Expander, dated as of September __, 1998, between
IID and CE Turbo."

          ""Salton Sea Guarantors Pledge Agreements" means: (i) the Partnership Interest Pledge Agreement, dated as of the Closing Date, by Magma and SSPC, pledging the partnership interests in SSBP in favor of the Collat eral Agent for the benefit of the Secured Parties and the Funding Corporation; (ii) the Partnership Interest Pledge
Agreement, dated as of the Closing Date, by SSPC and SSBP, pledging the partnership interests in SSPG, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation; (iii) the
Stock Pledge Agreement, dated as of the Closing Date, by Magma and the Funding Corporation, pledging the stock of Fish Lake in favor of the Collateral Agent for the benefit of the Secured Parties; (iv) the Stock Pledge
Agreement, dated as of September __, 1998, by Magma, pledging of the stock of CE Salton Sea in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation; and (v) the Membership
Interest Pledge Agreement, dated as of September __,
1998, by Magma and CE Salton Sea, pledging the membership interests in Salton Sea Power in favor the Collateral
Agent for the benefit of the Secured Parties and the Funding Corporation."

          ""Salton Sea Power" means Salton Sea Power
L.L.C., a Delaware limited liability company."

          ""Salton Sea Unit V" means the 49 MW contract nameplate geothermal power plant 100% owned by Salton Sea
Power, located in the Salton Sea Known Geothermal
Resource Area."

          ""Salton Sea Unit V Agreements" means,
collectively, the Salton Sea Unit V Technology Transfer
Agreement, the Salton Sea Unit V EPC Contract, the Salton
Sea Unit V EPC Guaranty, the Salton Sea Unit V O&M
Agreement, the Salton Sea Unit V ASA, the Salton Sea Unit
V Plant Connection Agreement, the Salton Sea Unit V
Construction Agreement, the Salton Sea Unit V
Transmission Service Agreement, the Salton Sea Unit V
Waste Disposal Agreement, the Salton Sea Unit V Power
Sales Agreement, the Salton Sea Unit V Geothermal Sales
Agreement, the Salton Sea Unit V Ground Lease, the Salton
Sea Unit V Easement [OTHERS] and any Additional Project
Document entered into by Salton Sea Power with respect to Salton Sea Unit V."

          ""Salton Sea Unit V ASA" means the Unit 5
Administrative Services Agreement, dated as of September
__, 1998, between Magma and Salton Sea Power."

          ""Salton Sea Unit V Construction Agreement" means the Construction Agreement for Salton Sea Unit 5
Connection Facilities, dated as of April 14, 1998, between IID and Salton Sea Power."

          ""Salton Sea Unit V Construction Fund" means the fund of such name created under the Depositary
Agreement."
          ""Salton Sea Unit V Easement"" means the
Reciprocal Easement, dated as of September __, 1998, among SSBP, SSPG and Salton Sea Power."

          ""Salton Sea Unit V EPC Contract" means the
Engineering, Procurement and Construction Contract, dated as of [________], 1998, between the Salton Sea Unit V EPC
Contractor and Salton Sea Power."

          ""Salton Sea Unit V EPC Contractor" means Stone
& Webster Engineering Corporation, a Massachusetts corporation."

          ""Salton Sea Unit V EPC Guaranty" means the
Guaranty, dated as of September __, 1998, between Stone &
Webster Inc., a Delaware corporation, and Salton Sea
Power."

          ""Salton Sea Unit V Geothermal Sales Agreement" means the Geothermal Sales Contract, dated as of September __, 1998, between SSBP and Salton Sea Power."

          ""Salton Sea Unit V Ground Lease" means the
Ground Lease, dated as of September __, 1998, between
Imperial Magma and Salton Sea Power."

          ""Salton Sea Unit V O&M Agreement" means the
Unit 5 Operating and Maintenance Agreement, dated as of
September __, 1998, between CEOC and Salton Sea Power."

          ""Salton Sea Unit V Plant Connection Agreement" means the Plant Connection Agreement for Salton Sea Unit
5, dated as of April 14, 1998, between IID and Salton Sea
Power."

          ""Salton Sea Unit V Power Sales Agreement" means the Power Sales Agreement, dated as of September
__, 1998, between CalEnergy Minerals and Salton Sea
Power."

          ""Salton Sea Unit V Technology Transfer Agree ment" means the Unit 5 Technology Transfer Agreement, dated as of September __, 1998, between Magma and Salton
Sea Power."

          ""Salton Sea Unit V Transmission Service
Agreement" means the Transmission Service Agreement for
Power Generation Facilities, dated as of April 14, 1998, between IID and Salton Sea Power."

          ""Salton Sea Unit V Waste Disposal Agreement" means the Unit 5 Waste Disposal Agreement, dated as of September __, 1998, between DVC and Salton Sea Power."

          ""Securities Account Control Agreement" means the Securities Account Control Agreement, dated as of September __, 1998, among the Funding Corporation, the
Guarantors, the Collateral Agent and the Depositary
Agent."

          ""Series F Final Offering Circular" means the confidential offering circular of the Funding Corpora tion, dated September __, 1998, with respect to the Series F Securities."

          ""Series F Preliminary Offering Circular" means the confidential preliminary offering circular of the Funding Corporation, dated September __, 1998, with respect to the Series F Securities."

          ""Series F Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of September __, 1998, between the Funding Corporation and Credit Suisse First Boston Corporation, as initial purchaser, for the benefit of the Holders of the Series F
Securities."

          ""Series F Securities" means the Securities issued pursuant to the Fourth Supplemental Indenture, dated as of September __, 1998, between the Funding corporation and the Trustee, in the form of Exhibit A thereto."

          ""Series F Yield Maintenance Premium" means an amount calculated by the Funding Corporation or any Guarantor as of the Redemption Date as follows:

               (i)    the average life of the
     remaining scheduled payments of principal in respect of outstanding Series F Securities (the
     "Series F Remaining Average Life") shall be calculated as of the Redemption Date;

               (ii)   the yield to maturity shall be
     calculated for the United States Treasury security having an average life equal to the Series F Remaining Average Life and trading in the secondary market at the price closest to par (the "Primary Issue"); provided, however, that if no United States Treasury security has an average life equal to the Series F Remaining
     Average Life, the yields (the "Other Yields") for the two maturities of United States
     Treasury securities having average lives most closely corresponding to such Series F
     Remaining Average Life and trading in the secondary market at the price closest to par shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or extrapolated from such Other
     Yields on a straight-line basis, rounding in each of such relevant periods to the nearest month;

               (iii)  the discounted present value
     of the then remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the Redemption
     Date) in respect of outstanding Series F
     Securities shall be calculated as of the Redemption Date using a discount factor equal to the sum of (a) the yield to maturity for the Primary Issue, plus (b) fifty (50) basis points; and

               (iv)   the amount of Series F Yield
     Maintenance Premium in respect of Series F
     Securities to be redeemed shall be an amount equal to (a) the discounted present value of such Series F Securities to be redeemed determined in accordance with clause (iii) above minus (b) the unpaid principal amount of such Series F Securities; provided, however, that the Series F Yield Maintenance Premium shall not be less than zero."

          ""Total Performance Liquidated Damages" has the
meaning set forth in Section [   ] of the Depositary
Agreement."

          ""Zinc Agreements" means, collectively, the
Zinc Technology Transfer Agreements, the Zinc EPC
Contract, the Zinc EPC Letter of Credit, the Zinc O&M
Agreement, the Zinc ASA, the Zinc Distribution Service
Agreement, the Zinc Dow Sales Agreement, the Zinc Water
Supply Agreement, the Zinc Processing Agreement, the Zinc
Ground Lease, the Zinc Easement, the Zinc Extraction
Agreement, the Zinc License Agreements [OTHERS] and any
Additional Project Document entered into by CalEnergy
Minerals with respect to the Zinc Project."

          ""Zinc ASA" means the Zinc Facility
Administrative Services Agreement, dated as of September
__, 1998, between Magma and CalEnergy Minerals."

          ""Zinc Construction Fund" means the fund of such name created under the Depositary Agreement."

          ""Zinc Distribution Service Agreement" means the Distribution Service Agreement, dated as of April 14,
1998, between IID and CalEnergy Minerals."

          ""Zinc Dow Sales Agreement" means the Dow Sales
Contract, dated as of September __, 1998, between Dow and CalEnergy Minerals."

          ""Zinc Easement" means the Agreement Regarding
Easements and Subeasements, dated as of September __, 1998, among Magma, Imperial Magma and CalEnergy
Minerals."

          ""Zinc EPC Contract" means the Engineering,
Procurement and Construction Contract, dated as of [________], 1998, between the Zinc EPC Contractor and
CalEnergy Minerals."

          ""Zinc EPC Contractor" means Kvaerner U.S.
Inc., a Delaware corporation."

          ""Zinc EPC Letter of Credit" means the Letter of Credit, dated September __, 1998, issued by [________] in favor of CalEnergy Minerals."

          ""Zinc Extraction Agreement" means the Grant of
Zinc Extraction Rights, dated as of September __, 1998, among Magma, Magma Land, SSBP, Del Ranch, Elmore,
Leathers, Vulcan and CalEnergy Minerals."

          ""Zinc Ground Lease" means the Ground Lease, dated as of September __, 1998, between Imperial Magma and CalEnergy Minerals."

          ""Zinc License Agreements" means (i) the
License Agreement, dated as of April 28, 1997, between
BHP Minerals International, Inc. and [CalEnergy
Minerals], and (ii) the Resin Cleaning Patent/License
Agreement, dated as of September __, 1998, between [________] and CalEnergy Minerals."

          ""Zinc O&M Agreement" means the Zinc Facility
Operating and Maintenance Agreement, dated as of September __, 1998, between CEOC and CalEnergy Minerals."

          ""Zinc Processing Agreement" means the Zinc
Processing Agreement, dated as of September __, 1998, among SSBP, Del Ranch, Elmore, Leathers, Vulcan and
CalEnergy Minerals."

          ""Zinc Project" means the 31,000 tons/year zinc recovery facility 100% owned by CalEnergy Minerals, located in the Salton Sea Known Geothermal Resource
Area."

          ""Zinc Technology Transfer Agreements" means
(i) the Zinc Facility/CalEnergy Technology Transfer
Agreement, dated as of September __, 1998, between CalEnergy and CalEnergy Minerals, and (ii) the Zinc
Facility/Magma Power Technology Transfer Agreement, dated as of September __, 1998, between Magma and CalEnergy
Minerals."

          ""Zinc Water Supply Agreement" means the Water
Supply Agreement, dated as of September __, 1998, between
IID and CalEnergy Minerals."

          SECTION 4.  Schedule I to Indenture.  Schedule
I to the Indenture shall be supplemented by adding the Amortization Schedule for the Series F Securities set forth on Schedule I hereto to such Schedule I of the Indenture.

          SECTION 5.  Effect of Supplemental Indenture.
Upon the execution of this Supplemental Indenture, the Indenture shall be modified in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes; and every Holder of Securi ties previously or thereafter authenticated and delivered under the Indenture shall be bound by the terms hereof.
This Supplemental Indenture shall be construed as supple mental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and hereby ratified, approved and confirmed. From and after the date hereof, whenever referred to in any Financing Document, the Indenture shall mean the Inden ture as modified, amended and supplemented by this Sup plemental Indenture.

          SECTION 6.  Headings for Convenience Only.  The
descriptive headings in this Supplemental Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provi sions hereof.
          SECTION 7.  Counterparts.  This Supplemental
Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 8.  APPLICABLE LAW.  THIS SUPPLEMENTAL
INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCOR
DANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT
GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS
(OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL
OBLIGATIONS LAW).

          IN WITNESS WHEREOF, Salton Sea Funding Corporation has caused this Supplemental Indenture to be executed and its corporate seal to be hereunto affixed, attested by one of its duly authorized officers and Chase Manhattan Bank and Trust Company, National Association, has caused this Supplemental Inden ture to be executed by one of its duly authorized officers, all as of the day and year first above written.


[SEAL]              SALTON SEA FUNDING CORPORATION,
                    as principal and as agent for the Guarantors


                    By:  /s/  Craig M. Hammett
                         Name:  Craig M. Hammett
                         Title:  Senior Vice President

Attest:

Title: /s/  Steven A. McArthur
     Steven A. McArthur
     Executive Vice President


                    CHASE MANHATTAN BANK AND TRUST
                    COMPANY, NATIONAL ASSOCIATION,
                    as Trustee


     By:  /s/  Rose T. Maravilla
          Name:  Rose T. Maravilla
          Title:  Assistant Vice President